                                                                     Exhibit 1.1

                              Bream Ventures, Inc.
                             SUBSCRIPTION AGREEMENT

Gentlemen:

The Investor named below, by payment of the purchase price for such Common Shares, by the delivery of a check payable to Bream Ventures, Inc., hereby subscribes for the purchase of the number of Common Shares indicated below (minimum of twenty five thousand shares) of Bream Ventures, Inc. at a purchase of $0.05 per Share as set forth in the Prospectus.

By such payment, the named Investor further acknowledges receipt of the Prospectus and the Subscription Agreement, the terms of which govern the investment in the Common Shares being subscribed for hereby.

A.  INVESTMENT:            (1)      Number of Shares                ----------

                           (2)      Total Contribution ($0.05/Share) $---------

                                    Date of Investor's check        -----------

B.  REGISTRATION:

                           (3)      Registered owner:

                                    -----------------------------

                                    Co-Owner:

                                    -----------------------------

                           (4)      Mailing address:

                                    -----------------------------

                                    City, State & zip:

                                    -----------------------------

                           (5)      Residence Address (if different from above):

                                    --------------------------------------------

                           (6)      Birth Date: _____/______/______

                           (7)      Employee or Affiliate: Yes ______ No ______

                           (8)      Social Security: #: ______/______/______

                                    U.S. Citizen [ ]          Other [ ]

                                    Co-Owner Social Security:
                                    #: ______/______/______

                                    U.S. Citizen [ ]          Other [ ]

                                    Corporate or Custodial:

                                    Taxpayer ID #: ______/______/______

                                    U.S. Citizen [ ]          Other [ ]

                           (9)      Telephone (H) ( ) -------------------

C.  OWNERSHIP        [ ] Individual Ownership           [ ] IRA or Keogh

                     [ ] Joint Tenants with Rights of Survivorship

                     [ ] Trust/Date Trust Established --------------------

                     [ ] Pension/Trust (S.E.P.)

                     [ ] Tenants in Common           [ ] Tenants by the Entirety

                     [ ] Corporate Ownership         [ ] Partnership

                     [ ] Other ------------------------


D. SIGNATURES: By signing below, I/we represent that I/we have read the Prospectus.

Registered Owner: -----------------------------

Co-Owner:         -----------------------------

Print Name of Custodian or Trustee: ----------------------------

Authorized Signature: ------------------------------

Date: ------------------------

Signature: -----------------------------


MAIL TO:
Bream Ventures, Inc.
5277 Marine Drive
West Vancouver, B.C.
V7W 2P5

-----------------------------------------------
FOR OFFICE USE ONLY:

Date Received: ------------------------------------------------

Date Accepted/Rejected -----------------------------------------

Subscriber's Check Amount: ----------------------------

Check No. -------------------- Date Check -------------------

Deposited ----------------------------------

MR #--------------------------